UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc., a Delaware corporation (the “Company”), entered into an amendment, dated as of February 28, 2014 (the “Wells Fargo Amendment”), to that certain Amended and Restated Credit Agreement, dated as of June 27, 2011, as previously amended on November 30, 2013, July 5, 2013 and May 31, 2013 (as amended through February 28, 2014, the “Wells Fargo Credit Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”) and certain material domestic subsidiaries of the Company. Among other things, the Wells Fargo Amendment provides the Company with additional time to deliver to Wells Fargo certain of its financial statements required to be filed with the Securities and Exchange Commission (the “SEC”) and amends certain financial covenants (including minimum EBITDA, maximum net debt, minimum fixed charge coverage ratio and maximum net leverage ratio).

In connection with the Wells Fargo Amendment, the Company has issued an amended and restated promissory note (the “Amended Wells Fargo Note”) in favor of Wells Fargo. The Amended Wells Fargo Note provides that, during the period prior to the Company filing with the SEC certain of its delayed periodic filings, the loans will bear interest at an interest rate that is increased by 0.25% per annum.

A copy of the Wells Fargo Amendment is attached hereto as Exhibit 10.1 and the foregoing description of the Wells Fargo Amendment is qualified in its entirety by reference to Exhibit 10.1, as well as the Company’s prior filings of the Wells Fargo Credit Agreement and amendments thereto including those contained in the Company’s Form 8-K dated November 30, 2013, the Form 8-K dated July 5, 2013, the Form 8-K dated May 31, 2013, and the Form 8-K dated June 28, 2011.

The Company also entered into an amendment, dated as of February 28, 2014 (the “Vector Amendment”), to that certain Second Lien Credit Agreement, dated as of July 5, 2013 (the “Vector Credit Agreement”), with Vector Trading (Cayman), LP (“Vector”) and certain material domestic subsidiaries of the Company. The Vector Amendment increases by $5 million the aggregate principal amount borrowed under the credit facility with Vector in support of the Company’s working capital needs and growth initiatives. The Vector Amendment also includes other amended terms that are generally consistent with the changes made in the Wells Fargo Amendment. The Vector Amendment includes, among other things, terms that provide: (i) the Company with additional time to deliver to Vector certain of its financial statements required to be filed with the SEC, (ii) amendments to certain financial covenants (including minimum EBITDA, maximum net debt, minimum fixed charge coverage ratio and maximum net leverage ratio), (iii) the Company with an option to make payment of accrued interest thereunder to Vector through a “payment in kind” permitting the Company to increase the outstanding principal amount of the facility in lieu of making cash interest payments and (iv) a reset to the measurement date under the Vector Amendment for payment by the Company of a premium upon certain prepayment events.

In connection with the Vector Amendment, the Company has issued an amended and restated promissory note (the “Amended Vector Note”) in favor of Vector. The Amended Vector Note amends the calculation of the base LIBOR rate to include a floor of 1.25% and provides that, during the period prior to the Company filing with the SEC certain of its delayed periodic filings, the loan will bear interest at an interest rate that is increased by 1.0% per annum.

In connection with the Vector Amendment, the Company, Vector and Wells Fargo have entered into an amendment to the Intercreditor Agreement that sets forth the terms on which the Vector Credit Agreement and related loan documents are subordinated to the Wells Fargo Credit Agreement and related loan documents.

A copy of the Vector Amendment is attached hereto as Exhibit 10.2 and the foregoing description of the Vector Amendment is qualified in its entirety by reference to Exhibit 10.2 and the copy of the Vector Credit Agreement previously filed by the Company on its Form 8-K dated July 5, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment Number Four to the Credit Agreement, among the Company, HAL Acquisition Sub Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association, dated as of February 28, 2014.

10.2	Amendment Number One to the Credit Agreement, among the Company, HAL Acquisition Sub Inc., HumanConcepts, LLC, and Vector Trading (Cayman), LP, dated as of February 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc. (Registrant)

Date: March 5, 2014	/s/ Peter E. Williams III (Signature) Peter E. Williams III Executive Vice President and Secretary